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SECRETARY OF STATE
State of Wyoming
The Capitol
Cheyenne, Wyoming 82002-0020

                            * * * * *

                    ARTICLES OF INCORPORATION

                                OF

                    QUINTESSENCE OIL COMPANY

                            * * * * *

                              FIRST
          The name of the corporation is QUINTESSENCE OIL
COMPANY.

                             SECOND
          The principal office of the corporation in the state of Wyoming is located at 4424 Skylane Ave., Riverton, Wyoming 82501.
The name and address of its resident agent is Nick Bebout, 4424
Skylane Avenue, Riverton, Wyoming 82501.

                              THIRD
          The purpose or purposes for which the corporation is organized:
               To engage in and carry on any lawful business activity or trade, and to engage in the development, production and sale of oil and gas.

                              FOURTH
          The number and class of shares which the corporation is authorized to issue that together have unlimited voting rights are fifty million (50,000,000) shares of common stock, par value of $0.00001 per share, and the number and class of shares which are entitled to receive the net assets of the corporation upon dissolution are fifty million (50,000,000) shares of common stock, par value $0.00001 per share.
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                              FIFTH
          The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

                              SIXTH
          The name and addresses of the incorporator signing the
Articles of Incorporation is as follows:
     NAME                     POST-OFFICE ADDRESS

     Conrad C. Lysiak         West 601 First Avenue
                              Suite 503
                              Spokane, Washington   99204

                             SEVENTH
          Meeting of stockholders may be held outside the State of Wyoming, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Wyoming at such place or places as may be designated from time to time by the directors or in the bylaws of the corporation.

                              EIGHTH
          This corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
                              NINTH
           Voting rights of the common stock are not cumulative and the holders of the common stock do not have preemptive rights to subscribe for any securities of the corporation.



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                              TENTH
          The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Wyoming.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the laws of the State of Wyoming, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of June, 1996.


                              /s/ CONRAD C. LYSIAK





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SECRETARY OF STATE
State of Wyoming
The Capitol
Cheyenne, Wyoming 82002-0020



                           CONSENT TO

                 APPOINTMENT BY REGISTERED AGENT

     1. I, Nick Bebout, voluntarily consent to serve as the registered agent for QUINTESSENCE OIL COMPANY on the date shown below.

     2.   The registered agent certifies that he is: (circle one)
          (a) An individual who resides in this state and whose business office is identical with the registered office; or
          (b) A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or
          (c) A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

     3. I know and understand the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation Act.

          Dated this 25th day of June, 1996.

                              /s/ Nick Bebout